Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

DIGITAL GENERATION, INC. ANNOUNCES ANTICIPATED
CLOSING DATE FOR MERGER TRANSACTION

DALLAS, TX — January 28, 2014 — Digital Generation, Inc. (NASDAQ: DGIT), the world’s leading ad management and distribution platform, today announced that the merger transaction with Extreme Reach, Inc. and a wholly-owned subsidiary of Extreme Reach is anticipated to close on February 7, 2014, subject to the satisfaction of the closing conditions set forth in the merger agreement, including approval and adoption of the merger agreement by the Company’s stockholders at the special meeting of stockholders scheduled for February 3, 2014.

Extreme Reach has advised DG that it has entered into a First Lien Credit Agreement and a Second Lien Credit Agreement with JPMorgan Chase Bank, N.A. and Wilmington Trust, National Association, respectively, and subject to the customary financing conditions and covenants set forth in those agreements and the completion of equity commitments in Extreme Reach from private investors, Extreme Reach believes that it will have sufficient funds to pay the total merger consideration of $485 million at closing.

In addition, Extreme Reach has advised DG that the newly formed subsidiary of DG that will hold the assets and liabilities associated with DG’s online advertising business (“The New Online Company”) will not be required to provide an equity investment of $40 million cash to Extreme Reach to close the transaction.  As such, Extreme Reach will pay The New Online Company $5 million in cash at closing as consideration for DG’s previous commitment to provide an equity investment in Extreme Reach.

The merger consideration will be used by DG to pay off all outstanding debt and fund  a planned cash distribution to DG stockholders of approximately $3 per share. In addition, DG stockholders will receive a distribution of one share of The New Online Company common stock for each share of DG common stock in partial redemption of their DG shares.

About DG

DG (NASDAQ: DGIT) is the leading global multiscreen advertising management and distribution platform, fueling campaign management across TV, online, mobile and beyond. Through a combination of technology and services, DG empowers brands and advertisers to work faster, smarter and more competitively. The Company’s unparalleled campaign management encompasses multiscreen ad delivery, cross-channel research and analytics, and unified asset management.

With New York as a center of operations, DG is a global company that connects over 14,000 advertisers and 7,400 agencies worldwide with their targeted audiences through an expansive network of over 50,000 media destinations across TV broadcast and digital advertising in about 78 countries, managing approximately ten percent of the world’s media assets. For more information, visit http://www.dgit.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this communication regarding the proposed transactions, the expected timing for completing the proposed transactions, future financial and operating results, benefits, synergies, future opportunities of the proposed transactions and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transactions; the ability to obtain the requisite stockholder approvals in a timely manner or otherwise; failure to satisfy other conditions to consummation of the transactions; the ability of Extreme Reach to consummate the necessary debt financing arrangements set forth in financing letters received by Extreme Reach; changes in government regulation; the ability to successfully separate operations and employees; the potential impact of the announcement of the transactions or consummation of the transactions on relationships with employees, suppliers, customers and competitors; international, national or local economic, social or political conditions that could adversely affect the parties to the transactions or their customers; conditions in the credit markets; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls and the other risks and uncertainties that affect the parties’ businesses, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. In addition, any forward-looking statements represent the Company’s estimates only as of the date hereof and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company disclaims any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.